UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2011

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 299-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 8, 2011, the Board of Directors (the “Board”) of AVEO Pharmaceuticals Inc. (the “Company”), based on the recommendation of the nominating and governance committee of the Board, elected Henri Termeer to the Board, effective as of April 8, 2011. Mr. Termeer was elected to serve until the 2011 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified.

In connection with Mr. Termeer’s appointment to the Board, he was granted an option, pursuant to the Company’s 2010 Stock Incentive Plan, to purchase 30,000 shares of the Company’s common stock at an exercise price equal to $13.65, the closing sale price of the common stock on the NASDAQ Global Market on the date of grant. Such option vests and becomes exercisable, subject to his continued service as a director, in 12 equal monthly installments commencing on the first day of the month following the date of grant. The option has a term of 10 years, provided that the vested portion of the option must be exercised within three months following his cessation of board service. Pursuant to the Company’s director compensation policy, Mr. Termeer will also receive an annual retainer of $30,000 for serving on the Board and $1,750 for each meeting of the Board that he attends in person. He will also be compensated for his service on any committees of the Board. The Board has not yet determined whether Mr. Termeer will be named to any committees of the Board.

There is no arrangement or understanding between Mr. Termeer and any other person pursuant to which Mr. Termeer was selected as a director. Mr. Termeer is not, and has not been since January 1, 2010, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The full text of the press release issued in connection with the announcement of Mr. Termeer’s election to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference as though fully set forth herein.

(e) The Company has an annual cash incentive program, which is designed to provide cash bonus awards to the Company’s employees, including the Company’s executive officers. The 2011 target annual cash incentive award levels for the Company’s executive officers (expressed as a percentage of each executive’s 2011 annual base salary), are set forth below:

Name	2011 Annual Base Salary	Target Percentage of 2011 Annual Base Salary (%)

Tuan Ha-Ngoc, President and Chief Executive Officer	$490,000	60%
David Johnston, Chief Financial Officer	$326,777	40%
William Slichenmyer, Chief Medical Officer	$363,060	40%
Elan Ezickson, Chief Business Officer	$343,182	40%
Michael Bailey, Chief Commercial Officer	$319,253	30%
Jeno Gyuris, SVP, Head of Research	$298,488	30%

On April 12, 2011, the Company’s compensation committee recommended and the independent members of the Board approved the following corporate goals under the annual cash incentive program for 2011, which account for 80% of the annual cash incentive award payable to the Company’s executive officers:

Corporate Goal	Percentage of Annual Cash Incentive Award

Advancement of the tivozanib program, including completion of top line data analysis for the Company’s TIVO-1 study, initiation and sustained patient accrual at the target level of a phase 2 or phase 3 study in a non-RCC tumor and completion of certain supportive clinical, preclinical and CMC activities in anticipation of the filing of a new drug application filing	40%

Advancement of the ficlatuzumab program, including completion of transfer of the manufacturing process from Merck and Co., Inc., completion of enrollment of a Phase 2 study by a target date with a specific number of samples for biomarkers testing	20%

Advancement of the antibody pipeline, including completion of a investigative new drug enabling studies for AV-203 and nomination of a development candidate on one antibody program	10%

Achievement of certain financial metrics based on net cash burn and year-end cash	30%

Total	100%

In addition to the overall corporate goals described above, the performance of executive officers is measured against the achievement of certain individual goals (other than with respect to the Company’s Chief Executive Officer, whose performance is measured solely on the achievement of the Company’s overall corporate goals). For 2011, the individual goals for each of the Company’s executive officers (other than the Company’s Chief Executive Officer), which account for 20% of such executive officer’s annual cash incentive award, are as follows:

•	Mr. Johnston’s individual goals relate to monitoring the financial and cash management of the Company and putting in place necessary compliance processes and IT systems.

•

Mr. Ezickson’s individual goals relate to securing and overseeing transactions with certain strategic collaborators, activities related to the supply chain for both tivozanib and ficlatuzumab and intellectual property, legal, program management and business development initiatives.

•	Mr. Bailey’s individual goals relate to leading the company’s pre-commercialization activities and commercial infrastructure

•	Dr. Gyuris’s individual goals relate to leading drug discovery efforts to advance certain of the Company’s ongoing antibody programs, as well to initiate new research opportunities.

•	Dr. Slichenmyer’s individual goals relate to leading the clinical and regulatory efforts to advance the development of tivozanib and ficlatuzumab.

Following completion of the fiscal year ended December 31, 2011, the Company’s Chief Executive Officer will make recommendations to the compensation committee as to the degree to which these executive officers have satisfied their individual goals. Payments under the annual cash incentive program are subject to discretionary adjustments that the compensation committee deems appropriate. Additional information regarding the compensation of the Company’s executive officers will be included in the Company’s proxy statement to be filed in connection with its 2011 annual meeting of stockholders.

Item 8.01	Other Events.

On April 12, 2011, the Company issued a press release in connection with the election of Mr. Termeer to the Board. The full text of the press release issued in connection with this announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.
Date: April 12, 2011
	By:	/s/ Tuan Ha-Ngoc
Tuan Ha-Ngoc Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on April 12, 2011